UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2009
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction	(Commission	(IRS Employer Identification
of incorporation)	File Number)	Number)
20810 Fernbush Lane
Houston, Texas 77073
(Address of principal executive offices)
(281) 821-9091
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-2.1
EX-23.1
EX-23.2
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5

Item 1.01 Entry Into a Material Definitive Agreement.
Purchase Agreement
On December 3, 2009, Sterling Construction Company, Inc. (the “Company”) concurrently entered into a Purchase Agreement (the “Purchase Agreement”) to purchase and closed the purchase of an 80 percent membership interest in Ralph L. Wadsworth Construction Company, LLC (formerly Ralph L. Wadsworth Construction Company, Inc.) (“RLW”). At the closing of the purchase, RLW entered into a 36-month employment agreement with each of Kip Wadsworth, Ty Wadsworth, Con Wadsworth and Tod Wadsworth (together, the “Sellers” or “Wadsworth family members”), the owners of the remaining 20 percent membership interest in RLW and each a member of the executive management of RLW. The agreement with Kip Wadsworth provides that he will remain the Chief Executive Officer of RLW. In addition, each of the Sellers entered into a Non-Competition, Non-Solicitation & Non-Interference Agreement with the Company pursuant to which the Sellers agreed not to compete against the business of RLW and the Company in the states of Utah, Idaho, Nevada, Montana, Wyoming and California and not to solicit their employees for a period of four years after the closing of the RLW purchase.
The terms of the Purchase Agreement and a description of the parties are further described in Item 2.01 below.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 3, 2009, the Company purchased an 80 percent membership interest in RLW. RLW was 100 percent owned by the Sellers. The Company acquired 80 percent of each of the Sellers’ membership interests in RLW. As a result, the Company owns 80 percent of RLW, and the Wadsworth family members retain the remaining 20 percent.
RLW is a heavy civil construction business located in Draper, Utah, and is focused on the design and construction of bridges, roads and highways, primarily in the state of Utah. RLW’s largest customer is the Utah Department of Transportation. RLW is focused on providing timely and profitable execution of construction contracts, with a particular emphasis on using its design-build expertise in the designing, permitting and construction of the project. Other areas of expertise include concrete paving, pile-driving and shoring, steel erection, commercial and industrial building construction and water tank construction. RLW’s assets consist of construction contracts, working capital items and road, bridge and other construction machinery and equipment.
The Company paid an aggregate purchase price of $64.7 million in cash. The purchase price is subject to RLW having working capital and tangible equity of $13.1 million and $23.6 million, respectively, at closing. The working capital and tangible equity requirements are subject to a downward adjustment to $11.1 million and $21.6 million, respectively. The Sellers are obligated to refund a portion of the purchase price to the extent that the working capital or tangible equity of RLW at the closing is ultimately determined to have been less than the required amount. The purchase price was funded from the Company’s cash, cash equivalents and short-term investments. A portion, $4.5 million, of the purchase price has been placed in escrow for eighteen months as security for any breaches of representations and warranties made by the Sellers in the Purchase Agreement.
Each of the Sellers has the right to put, or require the Company to buy, his remaining membership interest in RLW and, concurrently, the Company has the right to acquire each remaining membership interest, in each case within the sixty day period after the Company files its Annual Report on Form 10-K for the calendar year 2012. The purchase price in each case is the product of 20 percent of the simple average of RLW’s EBITDA (defined as income before interest, taxes, depreciation and amortization) for the calendar years 2010, 2011 and 2012 times a multiple, based on the Company’s total enterprise value divided by its EBITDA; however, such multiple will not be greater than 4.5 or less than 4.0. With respect to each Seller’s remaining membership interest, the put may be accelerated, at his option, if his employment is terminated without cause by RLW or by him for cause prior to December 31, 2012.

The parties made representations and warranties in the Purchase Agreement as to their own legal status, and the Sellers made representations and warranties as to their ownership of RLW and as to the assets, business, operations, liabilities and financial position of RLW. The parties’ representations and warranties expire eighteen months after the closing of the purchase except that (a) there is no time limit on the Sellers’ representations and warranties as to matters of title to assets and the representations and warranties concerning the authorization of the transaction; (b) tax representations and warranties continue in effect for the applicable tax statute of limitations plus sixty days; and (c) environmental and employee benefit plan representations and warranties remain in effect for five years and the applicable statute of limitations, respectively. The parties have agreed to indemnify each other for breaches of representations and warranties; however, the total liability for breaches of representations and warranties is capped at $12.8 million for the Company and $12.8 million for the Sellers jointly and severally.
Prior to this transaction, no relationship of any kind existed between the Sellers and the Company, any of the Company’s affiliates, directors or officers or any of their associates.
The foregoing description of the Purchase Agreement is qualified in its entirety by the actual agreement, a copy of which is filed with this Form 8-K as Exhibit 2.1 and incorporated herein by reference.
The financial statements required by this Item 2.01 are filed with this Current Report on Form 8-K as Exhibits 99.2, 99.3 and 99.5.
Item 8.01 Other Events
Acquisition
On December 3, 2009, the Company issued a press release announcing the acquisition of an 80% ownership interest in Ralph L. Wadsworth Construction Company, LLC. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Financial Statements
The Company is filing in this Form 8-K as Exhibit 99.4 its audited consolidated financial statements for the fiscal year ended December 31, 2008 to reflect certain reclassifications thereto in order to retroactively apply Statement of Financial Accounting Standard No. 160 (“FAS 160”), “Non-controlling Interests in Consolidated Financial Statements.” This new accounting standard was adopted by the Company on January 1, 2009 and requires retrospective application in its financial statements for earlier periods. FAS 160 requires changes in the Company’s consolidated statements of income and cash flows for the years ended December 31, 2008, 2007 and 2006 from what was previously reported. Management does not believe that the reclassifications in accordance with FAS 160 have a material effect on the Company’s selected financial data or management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2008, 2007 and 2006 as previously reported in the Company’s Annual Report on Form 10-K, as amended. The Company is not revising its selected financial data or management’s discussion and analysis included in its 2008 Annual Report on Form 10-K, as amended, given the insignificance of the reclassified and revised amounts.
Item 9.01 Financial Statements and Exhibits.
Financial Statements and Exhibits
(a) Financial statements of business acquired.
The following financial statements of Ralph L. Wadsworth Construction Company, Inc., required by this Item 9.01 are filed with this report:

99.2	Audited financial statements of Ralph L. Wadsworth Construction Company, Inc. as of December 31, 2008 and 2007 and for the three years ended December 31, 2008

99.3	Unaudited financial statements of Ralph L. Wadsworth Construction Company, Inc., as of September 30, 2009 and for the three-month and nine-month periods ended September 30, 2008 and 2009
(b) Pro forma Financial Information.
The following pro forma financial information required by this Item 9.01 is filed with this report:
99.5	Unaudited pro forma condensed combined balance sheet as of September 30, 2009 and statements of income for the year ended December 31, 2008 and nine months ended September 30, 2009 of Sterling Construction Company, Inc. and Ralph L. Wadsworth Construction Company, Inc.
(c) Exhibits

Exhibit
No.	Description

2.1*	Purchase Agreement, dated as of December 3, 2009, by and among Kip Wadsworth, Ty Wadsworth, Con Wadsworth, Tod Wadsworth and Sterling Construction Company, Inc.

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Shelley & Company

99.1*	Sterling Construction Company, Inc. press release, dated December 3, 2009, announcing the acquisition of an 80% ownership interest in Ralph L. Wadsworth Construction Company, LLC

99.2*	Audited financial statements of Ralph L. Wadsworth Construction Company, Inc. as of December 31, 2007 and 2008 and for the years ended December 31, 2008, 2007 and 2006

99.3*	Unaudited financial statements of Ralph L. Wadsworth Construction Company, Inc. as of September 30, 2009 and for the three and nine-month periods ended September 30, 2008 and 2009

99.4*	Audited consolidated financial statements and notes to consolidated financial statements of Sterling Construction Company, Inc. as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006

99.5*	Unaudited pro forma condensed combined balance sheet as of September 30, 2009 and statements of income for the year ended December 31, 2008 and nine months ended September 30, 2009 of Sterling Construction Company, Inc. and Ralph L. Wadsworth Construction Company, Inc.

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.

By:	/s/ James H. Allen, Jr.

Name: James H. Allen, Jr.
Title: Senior Vice President & Chief Financial Officer
Dated: December 3, 2009

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